SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): November 13, 2000



                             CLEARWORKS.NET, INC.
             (Exact name of registrant as specified in its charter)



           DELAWARE                     000-26547                 76-0576542
(State or other jurisdiction        (Commission File            (IRS Employer
      of incorporation)                  Number)             Identification No.)



                  2450 FONDREN, SUITE 200, HOUSTON, TEXAS 77063
               (Address of principal executive offices) (Zip Code)



        Registrant's telephone number, including area code (713) 334-2595

Item 4. CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANTS

KPMG LLP was previously the principal accountants for ClearWorks.net, Inc. (the "Registrant"). On November 8, 2000, KPMG LLP's appointment as principal accountants was terminated and McManus & Co., P.C. was engaged as principal accountants. The decision to change accountants will be presented to the board of directors for approval at its next meeting.

During the Registrant's most recent fiscal year ended December 31, 1999, and the subsequent interim period through November 9, 2000, there were no disagreements between the Registrant and KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

None of the "reportable events" described under Item 304 (a) (1) (v) of Regulation S-K occurred within the Registrant's most recent fiscal years and the subsequent interim period through November 9, 2000.

The audit report of KPMG LLP on the consolidated financial statements of ClearWorks.net, Inc. and subsidiary as of and for the fiscal year ended December 31, 1999, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Registrant's most recent fiscal years ended December 31, 1999, and the subsequent interim period through November 9, 2000, the Registrant did not consult with McManus & Co., P.C. regarding any of the matters or events set forth in Item 304 (a) (2) (i) and (ii) of Regulation S-K.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

c) The letter from KPMG LLP will be filed by amendment within ten (10) business days.


                                  SIGNATURE

Date:  November 15, 2000          CLEARWORKS.NET, INC.



                                  By: /s/ MICHAEL T. MCCLERE
                                          Michael T. McClere,
                                          Chief Executive Officer